Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

I, Bruce Gottlieb, by my signature below resign from my employment and any and all other offices or directorships with MeiraGTx, LLC and any of its affiliates (“Meira” or the “Company”) without Good Reason as defined in my employment agreement dated March 25, 2019 (“Employment Agreement”), effective immediately, and understand that a severance package is being made available to me in exchange for signing this Separation and Release Agreement (“Release”).

1.I understand that the Company will pay my Base Salary through my date of resignation and, in exchange for signing and not revoking this Release and signing Appendix A, the Company will provide me the following severance benefits to which I would not otherwise be entitled:

a.Severance in the amount of $450,000.00 (one (1) year of salary), less applicable taxes, garnishments, and any other withholding required by law or authorized by you, which will be paid within two (2) weeks of my signing this Release. The Company will issue me a W-2 for 2020 for this payment.

b.My bonus for 2019 in the amount of $450,000.00, less applicable taxes, garnishments, and any other withholding required by law or authorized by you, which will be paid within two (2) weeks of my signing this Release. The Company will issue me a W-2 for 2020 for this payment.

c.$75,000 in lieu of my notice period, less applicable taxes, garnishments, and any other withholding required by law or authorized by you, which will be paid within two (2) weeks of my signing this Release. The Company will issue me a W-2 for 2020 for this payment.

d.If I timely elect to receive COBRA benefits, the Company shall pay the cost of my COBRA benefits for twelve (12) months -- the months of February, March, April, May, June, July, August, September, October, November, and December 2020 and January 2021; provided that if I become eligible for group coverage from another employer, I am required to contact Meira to notify and cancel COBRA coverage, effective the day I become eligible under the new group plan.

e.40,000 of my non-qualified sign-on stock options granted April 1, 2019 shall vest and become exercisable immediately upon the expiration of the revocation period of this Release, and after vesting may be exercised until 5 years from the date I sign this Release, subject to the terms of the Company’s 2018 Incentive Award Plan, as amended from time to time, the Option Grant Notice applicable to this grant, and the Option Agreement applicable to this grant, except that if  I materially violate  this Release, my Employee Confidentiality and Inventions Agreement dated April 1, 2019, or my Post-Termination Obligations in my Employment Agreement (which, for the avoidance of doubt, refer to the “Non-Compete,” “Solicitation of Employees,” and “Injunctive Relief” provisions under the heading “Post-Employment Obligations” in my Employment Agreement), and fail to cure such violation, if curable, within 14 days of receiving written notice, or fail to deliver by email to Meira (Richard Giroux or his successor as Chief Operating Officer and Sheila Taylor or her successor) a written certification under oath in the form attached hereto as Appendix B on the vesting date that I have in all material respects complied with and am in compliance with this Release, my Employee Confidentiality and Inventions Agreement dated April 1, 2019, and my Post-Termination Obligations in my Employment Agreement, and fail to cure such failure to deliver such a certification within 14 days of receiving written notice, these 40,000 options, to the extent then outstanding, shall be forfeited, and for any such options already exercised I shall pay to Meira within thirty (30) days of the written notice the Fair Market Value (as defined in the Company’s 2018 Incentive Award Plan) of the shares received on the date of receipt minus my exercise price paid.

f.110,000 of my non-qualified sign-on stock options granted April 1, 2019 shall vest and become exercisable as follows -- 10,000 on April 1, 2020, 4,166 on May 1, 2020, 4,167 on June 1, 2020, 4,167 on July 1, 2020, 4,166 on August 1, 2020, 4,167 on September 1, 2020, 4,167 on October 1, 2020, 4,166 on November 1, 2020, 4,167 on December 1, 2020, 4,167 on January 1, 2021, 4,166 on February 1, 2021, 4,167 on March 1, 2021, 4,167 on April 1, 2021, 4,166 on May 1, 2021, 4,167 on June 1, 2021, 4,167 on July 1, 2021, 4,166 on August 1, 2021, 4,167 on September 1, 2021, 4,167 on October 1, 2021, 4,166 on November 1, 2021, 4,167 on December 1, 2021, 4,167 on January 1, 2022, 4,166 on February 1, 2022, 4,167 on March 1, 2022, and 4,167 on April 1, 2022; provided that any outstanding, unvested portion of such options will vest and become exercisable immediately prior to the occurrence of a Change in Control (as defined in Company’s 2018 Incentive Award Plan) -- and after vesting may be exercised until 5 years from the date I sign this Release, subject to the terms of the Company’s 2018 Incentive Award Plan, as amended from time to time, the Option Grant Notice applicable to this grant, and the Option Agreement applicable to this grant, except that if I materially violate this Release, my Employee Confidentiality and Inventions Agreement dated April 1, 2019, or my Post- Termination Obligations in my Employment Agreement, and fail to cure such violation, if curable, within 14 days of receiving written notice, or fail to deliver by email to Meira (Richard Giroux or his successor as Chief

Operating Officer and Sheila Taylor or her successor) a written certification under oath in the form attached hereto as Appendix B on each vesting date that I have in all material respects complied with and am in compliance with this Release, my Employee Confidentiality and Inventions Agreement dated April 1, 2019, and my Post-Termination Obligations in my Employment Agreement, and fail to cure such failure to deliver such a certification within 14 days of receiving written notice, these 110,000 options, to the extent then outstanding, shall be forfeited, and for any such options already exercised I shall pay to Meira within thirty (30) days of the written notice the Fair Market Value (as defined in the Company’s 2018 Incentive Award Plan) of the shares received on the date of receipt minus my exercise price paid.

g.For the avoidance of doubt, the remaining 50,000 my non-qualified sign-on stock options granted April 1, 2019 are forfeited upon my resignation, and all other stock options referenced in my Employment Agreement will not be granted.

2.In exchange for the benefits described in Section 1 above, I release any and all legal claims of any kind against the Released Parties relating to my employment at the Company, or that otherwise may have arisen from the beginning of time up to the date of my signing of this Release. I also waive any claim to reinstatement or re-employment with the Company (as well as with its parent company and their past, present, and future subsidiaries or affiliates). The term “Released Parties” is used herein to include the Company and each of the Company’s respective parent companies, subsidiaries, divisions and affiliates, including, without limitation, MeiraGTx, LLC, MeiraGTx Limited, and Meira GTx Holdings plc, and each of their respective past, present and future subsidiaries, successors and affiliates, as well as the past, present and future directors, shareholders, members, managers, executives, representatives, officers, agents, attorneys and employees of, or any benefit plans sponsored by, such entities.

I  understand that this Release is intended as a full waiver by me against the Released Parties of all claims directly or indirectly related to my employment at the Company, or that otherwise may have arisen from the beginning of time up to the date of my signing of this Release, of every kind and nature, whether known or unknown, actual or contingent, asserted or unasserted, arising under common law or statutory law, including but not limited to any claims for stock options, bonuses, or other compensation or benefits other than what I am expressly entitled to in this Release; claims under the Age Discrimination In Employment Act (“ADEA”) as amended, 29

U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C.

§ 2601 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002, as amended; the New York State Human Rights Law; the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law); the New York Civil Rights Law; Section 125 of the New York Workers' Compensation Law; Article 23-A of the New York Correction Law; the New York City Human Rights Law; and the New York City Earned Sick Leave Law; claims for breach of contract; claims arising in tort, including, without limitation, claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.; except those claims that the law does not permit me to waive by signing this Release and/or any claims arising out of Released Parties’ obligations under this Release are expressly excluded from this Release.

I acknowledge and agree that (a) except as set forth in this Release, I am not entitled to receive and shall not receive, any other payments or benefits or stock options from the Company or the Released Parties; (b) the severance benefits and other consideration that I am receiving pursuant to this Release exceed anything of value to which I would otherwise be entitled, and constitute just and sufficient consideration for the waivers, releases and promises set forth herein; and (c) I may later discover facts different from, or in addition to, those that I know now or believe to be true with respect to my employment, the separation of my employment, and/or the claims released in this Release, and agree that the general release set forth herein shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such difference of additional facts.

3.In conformity with the ADEA, as amended by the Older Workers Benefit Protection Act (“OWBPA”), I acknowledge:

a.that this Release is written in a manner calculated to be understood by me;

b.that this Release represents my knowing and voluntary release of any and all claims that I might have including, but not limited to, any claims arising under the ADEA;

c.that I have not been asked to release nor have I released any claim under the ADEA that may arise after the date of this Release;

d.that the severance and benefits that I will receive in exchange for this Release is something of value to which I am not already entitled;

e.that I am hereby being advised to consult with an attorney before signing this Release;

f.that I was given at least twenty-one (21) days to consider, sign, and return this Release to Sheila Taylor, Vice President, Human Resources at 450 East 29th Street, New York, NY 10016, and that if I sign and return this Release prior to the expiration of such period, I do so voluntarily and after having had the opportunity to consult with an attorney, and hereby waive the remainder of the twenty-one (21) day period.

g.that I have seven (7) days after signing this Release to revoke my acceptance. In order to be effective, the revocation must be in writing and delivered to Sheila Taylor, Vice President, Human Resources, and Richard Giroux, Chief Operating Officer, at 450 East 29th Street, New York, NY 10016 by email and FedEx First Overnight within the 7-day period. The FedEx First Overnight must be sent within the 7-day period.

4.I further agree that I shall return (and shall not retain in any form or format) all Company documents, data and other property in my possession or control. This includes, without limitation, any computers, cell phones, access cards, keys, reports, manuals, records, product samples, inventory, correspondence and/or other documents or materials related to the Company’s business that I have compiled, generated or received while working for the Company. After returning these documents, data and other property, I will permanently delete from any electronic media in my possession, custody or control (such as computers, cell phones, hand-held devices, back-up devices, zip drives, PDAs, etc.), or to which I have access (such as remote e-mail exchange servers, back-up servers, off-site storage, “cloud” accounts, etc.), all documents or electronically stored images of Company documents or data.

5.I agree to fully cooperate in a smooth and honorable transition of my responsibilities and to ensure that the Company is aware of all matters being handled by me. I further agree that I will use my best efforts to assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation, dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative or other body or agency, including truthfully testifying in any proceeding to the extent such claims, investigations or proceedings relating to services performed or required to be performed by me, pertinent knowledge possessed by me or any act or omission by me. I further agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section.

6.I agree not to assist any other person(s) in the preparation, investigation, presentation or prosecution of any claims, charges, or complaints against the Company or any of the Released Parties, unless required by a subpoena or court order, or as may be required by law. I agree to use my best efforts to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within seven (7) days of receipt, a copy of such subpoena or court order to the Company. However, I understand and acknowledge that nothing in this Release shall be construed to prohibit me from reporting alleged improper or unlawful conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization. As of the date hereof, I represent and warrant that I have no information that would require me to make any such report, or that could form the basis to make any such report, nor have I made any such report, or caused or encouraged any other person to make such a report, as described above in this Section 6.

7.By signing and returning this Release, I acknowledge that I have re-read and reaffirm my understanding of the terms and conditions in, and remain bound by, my Employee Confidentiality and Inventions Agreement dated April 1, 2019 and my Post-Termination Obligations in my Employment Agreement. As of the date hereof, I represent and warrant and certify that I have complied with the terms of each of the agreements described in this Section 7, and no breach or default has occurred thereunder as a result of my actions or activities.

8.I agree that I shall not at any time engage in any form of conduct, nor make any statements or representations, including on internet social media (e.g., Twitter, Facebook, LinkedIn, Instagram), that disparage or otherwise impair the reputation, goodwill, or interests of any of the Released Parties. I agree that I will not voluntarily make statements, take action, or give testimony adverse or detrimental to the interests of the Released Parties. Should I ever be required to give testimony or produce documents concerning any matter related to my employment with Meira, I agree that I will use my best efforts to provide notice of such compulsory process or order to Sheila Taylor, or her successor or designee, at the address set forth above within seven (7) days of when I receive it so that the Company may take appropriate measures to quash or otherwise defend its interests.

9.Meira agrees to instruct Alexandria Forbes and Richard Giroux and the current members of its Board of Directors not to disparage me to any third party. I agree to direct all external requests to Meira for references to Sheila Taylor, or her successor or designee, who will confirm only my job title, dates of employment, and that my resignation was not related to any misconduct or accusation of misconduct or performance issue.

10.Sections 409A and 280G: The sections of the Employment Ageement titled “Section 409A” and “Section 280G” shall apply to this Release mutatis mutandis.

11.I agree to keep the existence and terms of this Release confidential. I shall not disclose its existence or terms to any person, other than members of my immediate family, my attorney, and my accountant, and then only if such individuals and/or entities agree to keep the existence and terms of the Release confidential, or any government taxing authority.

12.I agree that, in the event of a dispute that involves this agreement or any aspect of my employment at Meira, the prevailing party shall have the right to collect from the other party its reasonable costs and necessary disbursements and attorneys' fees incurred in enforcing this Release.

13.I represent and warrant that:

a)During the course of my employment with Meira I did not sustain any injuries for which I might be entitled to compensation pursuant to worker’s compensation law;

b)I have not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will I do so in the future, except as specifically allowed by this Release.

c)I have thoroughly read and considered all aspects of this Release, understand all of its provisions, and am voluntarily entering into this Release.

14.I further agree that this Release (including Appendix A) contains all understandings and agreements between myself and the Company, and supersedes and replaces any and all prior oral or written agreements or understandings between me and Company, except my Employee Confidentiality and Inventions Agreement dated April 1, 2019, my Arbitration Agreement (which shall also apply to any claims arising out of this Release), my Post-Termination Obligations in my Employment Agreement, or as otherwise specifically referenced in this Release. I have not relied on any representations not contained in this Release. Any change or addition to this Agreement must be in writing and signed by me and Meira.

15.The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.

16.This Release may be executed in any number of counterparts and such counterparts may be obtained by facsimile or electronic mail transmission, each of which taken together shall constitute one and the same instrument.

17.This Release will in all respects be interpreted, enforced and governed under the laws of the State of New York, without regard to the conflicts of laws rules thereof.

I fully understand this Release; knowingly accept to its terms; and agree to be bound to what I have promised here in trade for this severance package.

/s/ Bruce Gottlieb	January 7, 2020
Signature	Date

/s/ Richard Giroux	January 7, 2020
Richard Giroux	Date
Chief Operating Officer

Appendix A - Return Acknowledgment

I, Bruce Gottlieb, certify that I have returned to Meira (and have not retained in any form or format) all Company documents, data and other property in my possession or control. This includes, without limitation, any computers, cell phones, access cards, keys, reports, manuals, records, product samples, inventory, correspondence and/or other documents or materials related to the Company’s business that I have compiled, generated or received while working for the Company. I have permanently deleted from any electronic media in my possession, custody, or control (such as computers, cell phones, hand-held devices, back-up devices, zip drives, PDAs, etc.), or to which I have access (such as remote e-mail exchange servers, back-up servers, off-site storage, “cloud” accounts, etc.), all documents or electronically stored images of Company documents or data.

Signature	Date

Appendix B - Certification

I, Bruce Gottlieb, being duly sworn, depose and say that, and certify under penalty of perjury that the below is true and correct:

I have in all material respects complied with and am in compliance with the Release I signed on                  , 2020, my Employee Confidentiality and Inventions Agreement dated April 1, 2019, and my Post-Termination Obligations in my Employment Agreement.

Signature	Date

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